EXHIBIT INDEX

(a)(3)   Articles of Amendment, dated November 14, 2002.

(d)(1) Investment Management Services Agreement between Registrant, on behalf of AXP Equity Value Fund, AXP Focused Growth Fund, AXP Partners Small Cap Growth Fund, AXP Small Cap Advantage Fund, and AXP Strategy Aggressive Fund, and American Express Financial Corporation dated December 1, 2002.

(q)(1) Directors' Power of Attorney to sign amendments to this Registration Statement, dated Jan. 8, 2003.

(q)(3) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Sept. 17, 2002.